Exhibit 99.1

InfraREIT, Inc. 1807 Ross Avenue,4th Floor Dallas, TX 75201

PRESS RELEASE

InfraREIT Reports Fourth Quarter and Full Year 2016 Results

DALLAS, TEXAS, Feb. 28, 2017—InfraREIT, Inc. (NYSE: HIFR) (“InfraREIT” or the “Company”) today reported financial results for the fourth quarter and full year of 2016 and provided the Company’s financial outlook.

For the full year 2016, InfraREIT reported the following financial highlights:

•	Net income was $69.3 million
•	Net income attributable to InfraREIT, Inc. common stockholders per share was $1.14 per share
•	Non-GAAP earnings per share (“Non-GAAP EPS”) was $1.21 per share
•	Cash available for distribution (“CAD”) was $74.5 million
•	Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) was $154.3 million
•	Quarterly dividend declared of $0.25 per share of common stock, $1.00 per share annualized

Guidance:

•	Capital expenditure range of $275 million to $500 million for the period of 2017 through 2019
•	Expect to maintain the Company’s current quarterly cash dividend of $0.25 per share, or $1.00 per share annualized, through the resolution of the rate case

Recent events:

•

On December 30, 2016, consistent with a Preliminary Order issued by the Public Utility Commission of Texas (“PUCT”) in October 2016, InfraREIT’s regulated subsidiary, Sharyland Distribution & Transmission Services, L.L.C. (“SDTS”), and its tenant, Sharyland Utilities, L.P. (“Sharyland”), filed an amended rate case application and rate filing packages with the PUCT under Docket No. 45414.  The amended rate case application requested PUCT approval of a tariff establishing terms and conditions for the leases between Sharyland and SDTS, the PUCT to issue SDTS its own certificate of convenience and necessity and new system-wide rates for Sharyland.

“During 2016, we continued to execute on our strategy of investing in infrastructure to support demand growth, renewables expansion and system reliability,” said David A. Campbell, Chief Executive Officer of InfraREIT.  “Our priority is to ensure that customers and generators in our service territories have the utility infrastructure in place to meet their requirements.  Our service territories have experienced several years of rapid industry growth creating critical transmission and distribution infrastructure needs.  Significant system upgrades in the Stanton (West Texas) area, along with the major projects underway in the Texas Panhandle, have met those needs and created capacity for future expansion.”

“Our capital expenditure forecast range is $275 million to $500 million for the period of 2017 to 2019,” added Campbell.  “The capacity created by our recent investments, along with our focus on meeting the identified needs of the system, contribute to the lower level of expected capital expenditures in 2019 relative to recent spend levels.  Particularly in light of the recent uptick in activity in West Texas, we remain bullish on the long-term fundamentals of our core service territories, driven by the resource potential of oil in the Permian Basin and renewables in the Texas Panhandle.”

Fourth Quarter 2016 Results

Lease revenue increased 8 percent to $55.2 million for the three months ended December 31, 2016, compared to the same period in 2015.  For the fourth quarter of 2016, base rent contributed $38.9 million and percentage rent contributed $16.3 million, compared to $35.6 million of base rent and $15.3 million of percentage rent for the fourth quarter of 2015.

Net income was $27.7 million in the fourth quarter of 2016, compared to net income of $27.5 million in the fourth quarter of 2015.  Net income attributable to InfraREIT, Inc. common stockholders was $0.46 per share during the fourth quarter of 2016 compared to $0.45 per share during the same period in 2015.

Non-GAAP EPS was $0.28 per share for the fourth quarter of 2016 and $0.31 per share for the fourth quarter of 2015.  In the fourth quarter of 2016, CAD was $17.5 million compared to $19.0 million for the fourth quarter of 2015.  Adjusted EBITDA was $38.6 million for the fourth quarter of 2016, an increase of 5 percent, compared to $36.6 million for the same period in 2015.  Funds from Operations (“FFO”) was $40.1 million for the fourth quarter of 2016, compared to $38.3 million from the same period in 2015.  For the fourth quarter of 2016 and 2015, FFO on an adjusted basis (“AFFO”) was $28.7 million.

2016 Performance

Lease revenue increased 14 percent to $172.1 million for the year ended December 31, 2016, compared to the same period in 2015.  Base rent contributed $145.0 million and percentage rent contributed $27.1 million for the full year of 2016, compared to base rent of $125.7 million and percentage rent of $25.5 million for the same period in 2015.

Net income was $69.3 million for the full year of 2016, compared to net income of $19.9 million for full year of 2015.  Net income attributable to InfraREIT, Inc. common stockholders was $1.14 per share in 2016 compared to $0.31 per share in 2015.

Non-GAAP EPS was $1.21 per share for the full years of 2016 and 2015.  Non-GAAP EPS during the year ended December 31, 2016 was based on 60.6 million weighted average shares outstanding compared to 59.2 million weighted average shares outstanding during 2015.

During the full year of 2016, CAD was $74.5 million compared to $72.6 million during the same period in 2015.  Adjusted EBITDA was $154.3 million in 2016, an increase of 11 percent, compared to $138.4 million in 2015.  For the full year of 2016, FFO was $116.0 million, compared to $60.1 million for the same period in 2015, and AFFO was $116.3 million, an increase of 7 percent compared to $108.9 million for the same period in 2015.

Liquidity and Capital Resources

As of December 31, 2016, the Company had $17.6 million of unrestricted cash and cash equivalents and $187.5 million of unused capacity under its revolving credit facilities.

Outlook and Guidance

The Company estimates footprint capital expenditures in the following ranges over the next three years: $175 million to $240 million for 2017; $75 million to $150 million for 2018; and $25 million to $110 million for 2019.

InfraREIT expects to maintain the Company’s current quarterly cash dividend of $0.25 per share, or $1.00 per share annualized, through the resolution of the rate case.

The Company’s consolidated debt profile continues to target debt as a percentage of total capitalization at or below 60 percent and AFFO-to-debt of at least 12 percent.

The guidance provided above constitutes forward-looking statements, which are based on current economic conditions and estimates, and the Company does not include other potential impacts, such as changes in accounting or unusual items. Supplemental information relating to the Company’s financial outlook is posted in the Investor Relations section of the Company’s Web site at www.InfraREITInc.com.

Pending Rate Case

On December 30, 2016, consistent with a Preliminary Order issued by the PUCT in October 2016, SDTS and Sharyland filed an amended rate case application and rate filing packages with the PUCT.  The amended rate case application requested PUCT approval of a tariff establishing terms and conditions for the leases between Sharyland and SDTS in addition to a request for the PUCT to issue SDTS its own certificate of convenience and necessity.

The rate case filing highlighted the significant capital investments since Sharyland’s prior rate case filing, which was based on a 2012 test year.  Additionally, as required by Sharyland’s prior rate case, the rate case filing also provided for the consolidation of Sharyland’s two existing tariffs (one for its Stanton, Brady and Celeste service territories and one for its McAllen service territory) into a single tariff that will set uniform system-wide rates and proposed “cost-based rates” for Sharyland’s distribution customers.

The amended rate filing packages requested an allowed return on common equity (“ROE”) of 10 percent and to maintain the current capital structure of 55 percent debt and 45 percent equity.  SDTS and Sharyland also requested a reduction in cost of debt to 4.97 percent, down from 6.73 percent.

Under the amended rate case application and consistent with the Preliminary Order, SDTS and Sharyland have proposed to replace their five existing leases with two new leases, one for transmission assets and one for distribution assets, that will be directly regulated by the PUCT as part of an SDTS tariff. Sharyland will continue to have operational control over SDTS’s assets and will remain primarily responsible for regulatory compliance and reporting requirements related to the assets, on behalf of and with the cooperation of SDTS.  Each of the new leases, if approved by the PUCT, will be executed upon conclusion of the rate case and have a four-year term.

Under the proposed lease agreements, Sharyland will continue to pay base and percentage rent as established by the PUCT.  The PUCT will establish the base rent rate, percentage rent rates and annual percentage rent breakpoints in the pending rate case.  The base rent payments will be updated on an ongoing basis through interim transmission cost of service (“TCOS”) and distribution cost recovery factor (“DCRF”) filings with the PUCT.  These updates will replace the current rent supplements and validation process in the Company’s existing lease structure.

Percentage rent under the proposed leases will be an annual amount equal to the applicable percentage (“percentage rent rate”) of adjusted gross revenues collected by Sharyland during the year in excess of the applicable annual percentage rent breakpoint.  The transmission lease will have a one-tier annual percentage rent breakpoint while the distribution lease will contain two tiers of annual percentage rent breakpoints and percentage rent rates.  The percentage rent rates and annual percentage rent breakpoints will not change between rate cases.  The two-tier breakpoints in the distribution lease provide a mechanism for SDTS and Sharyland to allocate revenues between the two companies associated with normal load growth.

The proposed lease payments are designed to comply with the “true lease” requirement and other tax rules applicable to REITs.

The rate case filing also references a Transition Payment Agreement, which is intended to allocate the growth in Sharyland’s distribution revenues as additional assets are placed in service after the 2015 test year between the Company’s subsidiary, Transmission and Distribution Company, L.L.C. (“TDC”) as the unregulated parent company of SDTS, and an unregulated parent company of Sharyland.  The Transition Payment Agreement will provide the Company the opportunity to realize a portion of Sharyland’s revenue growth to mitigate the regulatory lag on the Company’s assets placed in service between rate cases, similar to the opportunity that integrated utilities receive.  We expect the payments under the Transition Payment Agreement, which will be executed upon conclusion of the rate case, to be based on a variety of factors, including Sharyland’s distribution revenue growth and the amount of distribution assets placed in service.

The initial hearings for the rate case are currently scheduled for March 29 to April 7, 2017, with an anticipated conclusion of the rate case during the third quarter of 2017. Although the Company has a current procedural schedule and has proposed a way to regulate the leases, the timing and outcome of the rate case are uncertain.

Supplemental information relating to Sharyland’s and SDTS’s rate cases can be found at www.InfraREITInc.com under the “Investor Relations/Rate Regulation” section as well as “About InfraREIT/Sharyland Utilities-Our Tenant” section of the Company’s Web site.  InfraREIT will post updates to these sections of the Company’s Web site as new information becomes available.

Hunt’s Schedule 13D

On February 28, 2017, InfraREIT’s shareholder, Hunt Consolidated, Inc. (“Hunt”) filed an amendment to its Schedule 13D with the SEC stating that, due to circumstances that may arise in SDTS’s rate case, proposed changes to federal tax legislation and other potential developments, Hunt, on its own behalf, may begin evaluating and may ultimately propose consideration of possible alternatives to the existing InfraREIT business structure or arrangements among InfraREIT, Sharyland and Hunt affiliates.  Hunt also noted in the amendment that it may determine not to seek any change to InfraREIT’s existing business arrangements.  InfraREIT’s board of directors and its Conflicts Committee intend to consider any proposed alternatives from Hunt in addition to evaluating and responding to developments in SDTS’s rate case, federal tax legislation and other developments on behalf of InfraREIT, if and when appropriate.

Hunt Project Quarterly Updates

InfraREIT’s quarterly “Hunt Project Updates” can be found on the Company’s Web site (www.InfraREITInc.com) under the “Hunt Transmission - Our Developer” and “Investor Relations” sections and in the “2016 Full Year Results & Supplemental Information” presentation posted on the Company’s Web site.

Dividends and Distributions

On February 27, 2017, InfraREIT’s board of directors declared cash distributions and dividends of $0.25 per unit and share, respectively, to unitholders and stockholders of record on March 31, 2017, payable on April 20, 2017.

On December 2, 2016, InfraREIT’s board of directors declared cash distributions and dividends of $0.25 per unit and share, respectively, to unitholders and stockholders of record on December 30, 2016, which were paid on January 19, 2017.

Conference Call and Webcast

As previously announced, management will host a teleconference call on February 28, 2016, at 12 p.m. U.S. Central time (1 p.m. U.S. Eastern time). David A. Campbell, Chief Executive Officer, and Brant Meleski, Chief Financial Officer, will discuss InfraREIT’s results and financial outlook.

Investors and analysts are invited to participate in the call by phone at 1-855-560-2576, or internationally at 1-412-542-4162 (access code: 10100565) or via the Internet at www.InfraREITInc.com. A replay of the call will be available on the Company’s Web site or by phone at 1-877-344-7529, or internationally at 1-412-317-0088 (access code: 10100565), for a seven-day period following the call.

Non-GAAP Measures

This press release contains certain financial measures that are not recognized under generally accepted accounting principles (“GAAP”). In particular, InfraREIT uses Non-GAAP EPS, CAD, EBITDA, Adjusted EBITDA, FFO and AFFO as important supplemental measures of the Company’s operating performance.  For example, management uses the CAD measurement when recommending dividends to its board of directors.  The Company also presents non-GAAP performance measures because management believes they help investors understand InfraREIT’s business, performance and ability to earn and distribute cash to its stockholders by providing perspectives not immediately apparent from net income. InfraREIT has a diverse set of investors, including investors that primarily focus on utilities, yieldcos, MLPs or REITs.  InfraREIT’s management believes that each of these different classes of investors focus on different types of metrics in their evaluation of InfraREIT.  For instance, many utility investors focus on earnings per share and management believes the Company’s presentation of Non-GAAP EPS enables a better comparison to other utilities.  InfraREIT’s management believes it is appropriate to calculate and provide these measures in order to be responsive to these investors.  Reporting on these measures in InfraREIT’s public disclosures also ensures that this information is available to all of InfraREIT’s investors.  The non-GAAP measures presented in this press release are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, InfraREIT’s method of calculating these measures may be different from methods used by other companies, and, accordingly, may not be comparable to similar measures as calculated by other companies that do not use the same methodology as InfraREIT. Reconciliations of these measures to their most directly comparable GAAP measures are included in the Schedules to this press release.

About InfraREIT, Inc.

InfraREIT is a real estate investment trust that is engaged in owning and leasing rate-regulated electric transmission and distribution assets in the state of Texas. The Company is externally managed by Hunt Utility Services, LLC, an affiliate of Hunt Consolidated, Inc. (a diversified holding company based in Dallas, Texas, and managed by the Ray L. Hunt family). The Company’s shares are traded on the New York Stock Exchange under the symbol “HIFR.” Additional information on InfraREIT is available at www.InfraREITInc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements give InfraREIT management’s current expectations, and contain projections of results of operations or financial condition or forecasts of future events. Words such as “could,” “will,” “may,” “assume,” “forecast,” “strategy,” “guidance,” “outlook,” “target,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “project” and similar expressions are used to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include InfraREIT’s expectations regarding its anticipated financial and operational performance, including projected or forecasted financial results, distributions to stockholders, capital expenditures, AFFO-to-debt ratios, capitalization matters and other forecasted metrics. Forward-looking statements can be affected by assumptions used or known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed and actual results may differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, among others, the following: (a) decisions by regulators or changes in governmental policies or regulations with respect to the Company’s organizational structure, lease arrangements, capitalization, acquisitions and dispositions of assets, recovery of investments, the Company’s authorized rate of return and other regulatory parameters; (b) the Company’s current reliance on its tenant for all of its revenues and, as a result, its dependence on the tenant’s solvency and financial and operating performance; (c) the effects of existing and future tax and other laws and governmental regulations; (d) the Company’s failure to qualify or maintain its status as a REIT or changes in the tax laws applicable to REITs; (e) the amount of available investment to grow our rate base; and (f) insufficient cash available to meet distribution requirements.  These and other applicable uncertainties, factors and risks are described more fully in the Company’s filings with the U. S. Securities and Exchange Commission.

Any forward-looking statement made by the Company in this press release is based only on information currently available to InfraREIT and speaks only as of the date on which it is made. InfraREIT undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, other than as required by applicable law.

InfraREIT, Inc.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
	(Unaudited)
Lease revenue
Base rent	$38,951	$35,586	$145,030	$125,669
Percentage rent	16,279	15,335	27,069	25,534
Total lease revenue	55,230	50,921	172,099	151,203
Operating costs and expenses
General and administrative expense	5,991	5,641	21,852	64,606
Depreciation	12,392	10,773	46,704	40,211
Total operating costs and expenses	18,383	16,414	68,556	104,817
Income from operations	36,847	34,507	103,543	46,386
Other (expense) income
Interest expense, net	(9,644)	(7,470)	(36,920)	(28,554)
Other income, net	861	868	3,781	3,048
Total other expense	(8,783)	(6,602)	(33,139)	(25,506)
Income before income taxes	28,064	27,905	70,404	20,880
Income tax expense	325	374	1,103	949
Net income	27,739	27,531	69,301	19,931
Less: Net income attributable to noncontrolling interest	7,749	7,725	19,347	6,664
Net income attributable to InfraREIT, Inc.	$19,990	$19,806	$49,954	$13,267
Net income attributable to InfraREIT, Inc. common stockholders per share:
Basic	$0.46	$0.45	$1.14	$0.31
Diluted	$0.46	$0.45	$1.14	$0.31
Cash dividends declared per common share	$0.250	$0.225	$1.000	$1.075
Weighted average common shares outstanding (basic shares)	43,771	43,565	43,668	42,983
Redemption of operating partnership units	—	—	—	—
Weighted average dilutive shares outstanding (diluted shares)	43,771	43,565	43,668	42,983
Due to the anti-dilutive effect, the computation of diluted earnings per share does not reflect the following adjustments:
Net income attributable to noncontrolling interest	$7,749	$7,725	$19,347	$6,664
Redemption of operating partnership units	16,873	17,028	16,968	16,232

InfraREIT, Inc.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	December 31,
	2016	2015
Assets
Current Assets
Cash and cash equivalents	$17,612	$9,471
Restricted cash	1,682	1,682
Due from affiliates	32,554	31,172
Inventory	7,276	6,731
Prepaids and other current assets	726	560
Total current assets	59,850	49,616
Electric Plant, net	1,640,820	1,434,531
Goodwill	138,384	138,384
Other Assets	37,646	40,979
Total Assets	$1,876,700	$1,663,510
Liabilities and Equity
Current Liabilities
Accounts payable and accrued liabilities	$37,372	$22,943
Short-term borrowings	137,500	54,000
Current portion of long-term debt	7,849	7,423
Dividends and distributions payable	15,161	13,634
Accrued taxes	4,415	3,312
Total current liabilities	202,297	101,312
Long-Term Debt, Less Deferred Financing Costs	709,488	617,305
Regulatory Liability	21,004	10,625
Total liabilities	932,789	729,242
Commitments and Contingencies
Equity
Common stock, $0.01 par value; 450,000,000 shares authorized; 43,772,283 and 43,565,495 issued and outstanding as of December 31, 2016 and 2015, respectively	438	436
Additional paid-in capital	705,845	702,213
Accumulated deficit	(18,243)	(24,526)
Total InfraREIT, Inc. equity	688,040	678,123
Noncontrolling interest	255,871	256,145
Total equity	943,911	934,268
Total Liabilities and Equity	$1,876,700	$1,663,510

InfraREIT, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Years Ended December 31,
	2016	2015
Cash flows from operating activities
Net income	$69,301	$19,931
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	46,704	40,211
Amortization of deferred financing costs	4,014	3,241
Allowance for funds used during construction — other funds	(3,728)	(3,048)
Reorganization structuring fee	—	44,897
Realized gain on sale of marketable securities	—	(66)
Equity based compensation	978	678
Changes in assets and liabilities:
Due from affiliates	(1,382)	(3,350)
Inventory	(545)	662
Prepaids and other current assets	(166)	(6)
Accounts payable and accrued liabilities	7,958	2,644
Net cash provided by operating activities	123,134	105,794
Cash flows from investing activities
Additions to electric plant	(231,312)	(239,157)
Proceeds from sale of assets	—	41,211
Sale of marketable securities	—	1,065
Cash paid to InfraREIT, L.L.C. investors in the merger, net of cash assumed	—	(172,400)
Net cash used in investing activities	(231,312)	(369,281)
Cash flows from financing activities
Net proceeds from issuance of common stock upon initial public offering	—	493,722
Proceeds from short-term borrowings	139,500	87,000
Repayments of short-term borrowings	(56,000)	(253,000)
Proceeds from borrowings of long-term debt	100,000	400,000
Repayments of long-term debt	(7,423)	(404,867)
Deferred financing costs	(649)	(3,914)
Dividends and distributions paid	(59,109)	(61,595)
Net cash provided by financing activities	116,319	257,346
Net increase (decrease) in cash and cash equivalents	8,141	(6,141)
Cash and cash equivalents at beginning of year	9,471	15,612
Cash and cash equivalents at end of year	$17,612	$9,471

Non-GAAP Measures

Schedule 1

InfraREIT, Inc.

Explanation and Reconciliation of Non-GAAP EPS

Non-GAAP EPS

InfraREIT defines non-GAAP net income as net income (loss) adjusted in a manner the Company believes is appropriate to show its core operational performance, including: (a) adding back the non-cash reorganization structuring fee, (b) adding back the reorganization expense related to the Company’s initial public offering (“IPO”) and related reorganization transactions, (c) adding back the expense related to the contingent consideration issued as deemed capital credits, (d) a quarterly, not annual, adjustment for the difference between the amount of percentage rent payments that the Company expects to receive with respect to the applicable period and the amount of percentage rent the Company recognizes under GAAP during the period and (e) an adjustment for the difference between the amount of base rent payments that the Company receives with respect to the applicable period and the amount of straight-line base rent recognized under GAAP.  The Company defines Non-GAAP EPS as non-GAAP net income (loss) divided by the weighted average shares outstanding calculated in the manner described in the footnotes below.

The following tables sets forth a reconciliation of net income attributable to InfraREIT, Inc. per diluted share to Non-GAAP EPS:

	Three Months Ended December 31, 2016		Three Months Ended December 31, 2015
(In thousands, except per share amounts, unaudited)	Amount	Per Share (3)	Amount	Per Share (4)
Net income attributable to InfraREIT, Inc.	$19,990	$0.46	$19,806	$0.45
Net income attributable to noncontrolling interest	7,749	0.46	7,725	0.45
Net income	27,739	0.46	27,531	0.45
Non-cash reorganization structuring fee	—	—	—	—
Reorganization expenses	—	—	—	—
Percentage rent adjustment (1)	(10,038)	(0.17)	(9,768)	(0.16)
Base rent adjustment (2)	(567)	(0.01)	1,069	0.02
Non-GAAP net income	$17,134	$0.28	$18,832	$0.31

	Year Ended December 31, 2016		Year Ended December 31, 2015
(In thousands, except per share amounts, unaudited)	Amount	Per Share (5)	Amount	Per Share (6)
Net income attributable to InfraREIT, Inc.	$49,954	$1.14	$13,267	$0.31
Net income attributable to noncontrolling interest	19,347	1.14	6,664	0.41
Net income	69,301	1.14	19,931	0.34
Non-cash reorganization structuring fee	—	—	44,897	0.76
Reorganization expenses	—	—	333	—
Percentage rent adjustment (1)	—	—	—	—
Base rent adjustment (2)	4,035	0.07	6,538	0.11
Non-GAAP net income	$73,336	$1.21	$71,699	$1.21

(1)

Represents the difference between the amount of percentage rent payments and the amounts recognized during the applicable period, if any. Although the Company receives percentage rent payments related to each quarter, it does not recognize lease revenue related to percentage rent payments until the Company’s tenant’s annual gross revenues exceed minimum specified annual breakpoints under the leases.

(2)

This adjustment relates to the difference between the timing of cash base rent payments made under the Company’s leases and when the Company recognizes base rent revenue under GAAP. The Company recognizes base rent on a straight-line basis over the applicable term of the lease commencing when the related assets are placed in service, which is frequently different than the period in which the cash base rent becomes due.

(3)

The weighted average common shares outstanding during the three months ended December 31, 2016 of 43.7 million was used to calculate net income attributable to InfraREIT, Inc. per diluted share.  The weighted average redeemable partnership units outstanding during the three months ended December 31, 2016 of 16.9 million was used to calculate net income attributable to noncontrolling interest per share.  The combination of the weighted average common shares and redeemable partnership units outstanding during the three months ended December 31, 2016 of 60.6 million was used for the remainder of the per share calculations.

(4)

The weighted average common shares outstanding during the three months ended December 31, 2015 of 43.6 million was used to calculate net income attributable to InfraREIT, Inc. per diluted share.  The weighted average redeemable partnership units outstanding during the three months ended December 31, 2015 of 17.0 million was used to calculate net income attributable to noncontrolling interest per share.  The combination of the weighted average common shares and redeemable partnership units outstanding during the three months ended December 31, 2015 of 60.6 million was used for the remainder of the per share calculations.

(5)

The weighted average common shares outstanding during the year ended December 31, 2016 of 43.6 million was used to calculate net income attributable to InfraREIT, Inc. per diluted share.  The weighted average redeemable partnership units outstanding during the year ended December 31, 2016 of 17.0 million was used to calculate net income attributable to noncontrolling interest per share.  The combination of the weighted average common shares and redeemable partnership units outstanding during the year ended December 31, 2016 of 60.6 million was used for the remainder of the per share calculations.

(6)

The weighted average common shares outstanding during the year ended December 31, 2015 of 43.0 million was used to calculate net income attributable to InfraREIT, Inc. per diluted share.  The weighted average redeemable partnership units outstanding during the year ended December 31, 2015 of 16.2 million was used to calculate net income attributable to noncontrolling interest per share.  The combination of the weighted average common shares and redeemable partnership units outstanding during the year ended December 31, 2015 of 59.2 million was used for the remainder of the per share calculations.

Schedule 2

InfraREIT, Inc.

Explanation and Reconciliation of CAD

CAD

The Company defines CAD in a manner that it believes is appropriate to show its core operational performance, which includes a deduction of the portion of capital expenditures needed to maintain its net assets.  This deduction equals depreciation expense within the applicable period. The portion of the capital expenditures in excess of depreciation, which the Company refers to as growth capital expenditures, will increase the Company’s net assets. The CAD calculation also includes various other adjustments from net income, as outlined below and described in more detail on Schedules 1, 3 and 4.

The following table sets forth a reconciliation of net income to CAD:

	Three Months Ended December 31,		Years Ended December 31,
(In thousands, unaudited)	2016	2015	2016	2015
Net income	$27,739	$27,531	$69,301	$19,931
Depreciation	12,392	10,773	46,704	40,211
Non-cash reorganization structuring fee	—	—	—	44,897
Percentage rent adjustment (1)	(10,038)	(9,768)	—	—
Base rent adjustment (2)	(567)	1,069	4,035	6,538
Amortization of deferred financing costs	1,004	805	4,014	3,241
Reorganization expenses	—	—	—	333
Non-cash equity compensation	228	185	978	678
Other income, net (3)	(861)	(868)	(3,781)	(3,048)
Capital expenditures to maintain net assets	(12,392)	(10,773)	(46,704)	(40,211)
CAD	$17,505	$18,954	$74,547	$72,570

(1)	See footnote (1) on Schedule 1 on Explanation and Reconciliation on Non-GAAP EPS
(2)	See footnote (2) on Schedule 1 on Explanation and Reconciliation on Non-GAAP EPS
(3)

Includes allowance for funds used during construction (“AFUDC”) on other funds of $0.8 million and $0.9 million for the three months ended December 31, 2016 and 2015, respectively, and $3.7 million and $3.0 million for the years ended December 31, 2016 and 2015, respectively.

Schedule 3

InfraREIT, Inc.

Explanation and Reconciliation of EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA

InfraREIT defines EBITDA as net income (loss) before interest expense, net; income tax expense; depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted in a manner the Company believes is appropriate to show its core operational performance, including: (a) adding back the non-cash reorganization structuring fee, (b) a quarterly, not annual, adjustment for the difference between the amount of percentage rent payments that the Company expects to receive with respect to the applicable period and the amount of percentage rent the Company recognizes under GAAP during the period, (c) an adjustment for the difference between the amount of base rent payments that the Company receives with respect to the applicable period and the amount of straight-line base rent recognized under GAAP, (d) adding back the reorganization expense related to the Company’s IPO and related reorganization transactions and (e) adjusting for other income (expense), net.

The following table set forth a reconciliation of net income to EBITDA and Adjusted EBITDA:

	Three Months Ended December 31,		Years Ended December 31,
(In thousands, unaudited)	2016	2015	2016	2015
Net income	$27,739	$27,531	$69,301	$19,931
Interest expense, net	9,644	7,470	36,920	28,554
Income tax expense	325	374	1,103	949
Depreciation	12,392	10,773	46,704	40,211
EBITDA	50,100	46,148	154,028	89,645
Non-cash reorganization structuring fee	—	—	—	44,897
Percentage rent adjustment (1)	(10,038)	(9,768)	—	—
Base rent adjustment (2)	(567)	1,069	4,035	6,538
Reorganization expenses	—	—	—	333
Other income, net (3)	(861)	(868)	(3,781)	(3,048)
Adjusted EBITDA	$38,634	$36,581	$154,282	$138,365

(1)	See footnote (1) on Schedule 1 on Explanation and Reconciliation of Non-GAAP EPS
(2)	See footnote (2) on Schedule 1 on Explanation and Reconciliation of Non-GAAP EPS
(3)	See footnote (3) on Schedule 2 on Explanation and Reconciliation of CAD

Schedule 4

InfraREIT, Inc.

Explanation and Reconciliation of FFO and AFFO

FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (computed in accordance with GAAP), excluding gains and losses from sales of property (net) and impairments of depreciated real estate, plus real estate depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Applying the NAREIT definition to the Company’s consolidated financial statements, which is the basis for the FFO presented in this press release and the reconciliations below, results in FFO representing net income (loss) before depreciation, impairment of assets and gain (loss) on sale of assets. FFO does not represent cash generated from operations as defined by GAAP and it is not indicative of cash available to fund all cash needs, including distributions.

AFFO is defined as FFO adjusted in a manner the Company believes is appropriate to show its core operational performance, including: (a) adding back the non-cash reorganization structuring fee, (b) a quarterly, not annual, adjustment for the difference between the amount of percentage rent payments that the Company expects to receive with respect to the applicable period and the amount of percentage rent the Company recognizes under GAAP during the period, (c) an adjustment for the difference between the amount of base rent payments that the Company receives with respect to the applicable period and the amount of straight-line base rent recognized under GAAP, (d) adding back the reorganization expense related to the Company’s IPO and related reorganization transactions and (e) adjusting for other income (expense), net.

The following table sets forth a reconciliation of net income to FFO and AFFO:

	Three Months Ended December 31,		Years Ended December 31,
(In thousands, unaudited)	2016	2015	2016	2015
Net income	$27,739	$27,531	$69,301	$19,931
Depreciation	12,392	10,773	46,704	40,211
FFO	40,131	38,304	116,005	60,142
Non-cash reorganization structuring fee	—	—	—	44,897
Percentage rent adjustment (1)	(10,038)	(9,768)	—	—
Base rent adjustment (2)	(567)	1,069	4,035	6,538
Reorganization expenses	—	—	—	333
Other income, net (3)	(861)	(868)	(3,781)	(3,048)
AFFO	$28,665	$28,737	$116,259	$108,862

(1)	See footnote (1) on Schedule 1 on Explanation and Reconciliation of Non-GAAP EPS
(2)	See footnote (2) on Schedule 1 on Explanation and Reconciliation of Non-GAAP EPS
(3)	See footnote (3) on Schedule 2 on Explanation and Reconciliation of CAD

For additional information, contact:

For Investors:	Brook Wootton
Vice President, Investor Relations
InfraREIT, Inc.
214-855-6748
For Media:	Jeanne Phillips
Senior Vice President, Corporate Affairs & International Relations
Hunt Consolidated, Inc.
214-978-8534

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